Exhibit 99.1

SEGA SAMMY nears completion of Regulatory Approvals to acquire GAN

Closing of Merger expected May 27, 2025

Las Vegas/Nevada | May 19, 2025: GAN Limited (the “Company” or “GAN”) (NASDAQ: GAN), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today announced that SEGA SAMMY HOLDINGS INC. (“SEGA SAMMY HOLDINGS”) through its affiliated entity SEGA SAMMY CREATION INC. (“SSC”) is nearing completion of procurement of all gaming regulatory approvals necessary to completed its planned acquisition of GAN.

GAN and SSC are parties to an Agreement and Plan of Merger dated November 7, 2023 (the “Merger Agreement”) pursuant to which GAN would merge into and become a wholly owned subsidiary of SSC (the “Merger”).

The closing of the Merger is expected to occur on or about May 27, 2025. The closing remains subject to final gaming regulatory approvals and satisfaction of conditions to closing set out in the Merger Agreement. If the Merger is completed, each ordinary share of GAN issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive $1.97 in cash, without interest and less applicable withholding taxes. If the Merger is completed, GAN will cease to be a publicly traded company.

About GAN

GAN is a leading business-to-business supplier of internet gaming software-as-a-service solutions predominantly to the U.S. land-based casino industry. Coolbet, a division of GAN, is a market-leading operator of proprietary online sports betting technology with market leadership positions in select European and Latin American markets. GAN has developed a proprietary internet gaming enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real money internet gaming, encompassing internet gaming, internet sports gaming, and virtual Simulated Gaming. Additional information about GAN can be found online at www.GAN.com.

About SEGA SAMMY HOLDINGS

SEGA SAMMY HOLDINGS is the holding company of the SEGA SAMMY Group, a group of companies comprising the Entertainment Contents Business, which offers a diversity of fun through consumer and arcade game content, toys and animation; the Pachislot and Pachinko Machines Business, which conducts everything from development to sales of Pachinko/Pachislot machines; and the Gaming Business, which operates integrated resorts and develops casino gaming products and software.

SSC is a wholly-owned subsidiary of SEGA SAMMY HOLDINGS. SSC, together with its wholly-owned subsidiary SEGA SAMMY CREATION USA Inc., develop, manufacture and distribute land-based and online/social casino gaming products and software.

Forward-Looking Statements

This press release contains “forward looking statements” regarding the closing of the merger and the expected timing thereof and other future related events. Such statements are based upon current estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Factors that could cause actual events to differ include, but are not limited to the failure to satisfy the closing conditions to the merger, and other risks detailed in GAN’s filings with the SEC, including its proxy statement filed with the SEC on January 9, 2024. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. GAN undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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Investor Contacts:

GAN	Alpha IR Group

Robert Shore	Ryan Coleman
Vice President, IR and Capital Markets	(312) 445-2870
(610) 812-3519	GAN@alpha-ir.com
rshore@GAN.com

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